EXHIBIT 10.20

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of July 1, 2021, to the Employment Agreement dated as of October 29, 2019 (the "Employment Agreement"), by and between Clinigence Holdings, Inc., a Delaware corporation (the "Company"), and Elisa Luqman ("Employee").

WHEREAS, the Company and Employee have previously entered into the Employment Agreement;

WHEREAS, it is mutually in the best interests of the Company and Employee to modify and amend the Employment Agreement in the manner stated herein.

NOW, THEREFORE, in order to effect the foregoing, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used but not defined herein having the meanings ascribed to such terms in the Employment Agreement):

1. Term. Sections 2 of the Employment Agreement is hereby amended to read in their entirety as follows:

“The term of this Agreement shall be for a three (3) year period commencing on the Effective Date of this Amendment (the “Initial Term”). The term of this Agreement shall automatically renew for an additional year (each, a “Renewal Term”) following the Initial Term and any Renewal Term unless either Party provides written notice to the other Party at least sixty (60) days before the end of the Initial Term or any Renewal Term, as applicable, that it does not desire to renew this Agreement, in which case this Agreement shall expire at the end of the Initial Term or any Renewal Term, as applicable. The Initial Term and any Renewal Term are referred to herein collectively as the “Term”.

2.Compensation and Related Matters Sections 3(a) of the Employment Agreement is hereby amended to read in their entirety as follows:

“Base Salary. The Company shall pay the Employee for all services rendered a base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000) per year (the “Base Salary”), payable in accordance with the Company’s payroll procedures, subject to customary withholdings and employment taxes. The Base Salary shall be evaluated annually by the Board for increase only.”

3. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

CLINIGENCE HOLDINGS, INC

By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

/s/ Elisa Luqman
Name:
Elisa Luqman